Exhibit 10.2

May 1, 2025

Via email
John H. Ruiz (jruiz@msprecoverylawfirm.com)

Frank C. Quesada (fquesada@msprecoverylawfirm.com)

RE: Extension of Extension Date under Master Transaction Agreement

Reference is made to the Master Transaction Agreement entered into as of March 9, 2022, by and among Virage Recovery Master LP (“VRM”), Series MRCS, a series of MDA, Series LLC, John H. Ruiz, an individual, Frank C. Quesada, an individual, Virage Capital Management LP, MSP Recovery, LLC, La Ley con John H. Ruiz, d/b/a MSP Recovery Law Firm, and MSP Law Firm, MSP Recovery, Inc. (f/k/a Lionheart Acquisition Corporation II), and Lionheart II Holdings, LLC, as amended April 11, 2023, November 13, 2023, and March 26, 2024 (the “MTA”). Capitalized terms not defined in this letter have the meanings provided in the MTA.

VRM agrees, effective as of April 30, 2025, to extend the Extension Date to November 30, 2026, subject to the automatic and immediate acceleration of the final payment date of the VRM Full Return upon the occurrence of any Trigger Event (unless waived by VRM).

Virage Recovery Master LP

By: Virage Recovery LLC, its general partner

By:

Name: Edward Ondarza

Title: Manager

1700 Post Oak Boulevard, 2 BLVD. Place, Suite 300 • Houston, Texas 77056 • Phone: 713.840.7700